EXHIBIT 99.1

LHC Group Announces Second Quarter 2013 Results

Raises Guidance for Full Year 2013 to Range of $1.25 to $1.35 Per Fully Diluted Share

LAFAYETTE, La., Aug. 7, 2013 (GLOBE NEWSWIRE) -- LHC Group Inc. (Nasdaq:LHCG), a national provider of post-acute care services, today announced its financial results for the three months and six months ended June 30, 2013.

Financial Results for the Second Quarter

  Net service revenue for the second quarter of 2013 was $166.3 million, compared with $158.1 million for the same period in 2012.
  Net income attributable to LHC Group for the second quarter of 2013 was $5.8 million, compared with $6.0 million in the prior year quarter.
  Diluted earnings per share was $0.34 for the second quarter of 2013, compared with $0.32 for the same period in 2012.
  Organic growth in new home health admissions in the second quarter of 2013 was 4.4% compared with the same period in 2012.

In commenting on the results, Keith G. Myers, LHC Group's chairman and CEO, said, "Our team's performance in the first half of 2013 has been outstanding. Once again, the collective talent, work ethic and experience of the more than 8,500 healthcare professionals who make up our LHC Group family have proven to be our greatest competitive advantage. Our people truly are our greatest asset. Even as we continue to drive efficiencies throughout the organization, our quality scores and total patient admissions are at all-time highs, and our employee turnover rate has reached an all-time low. This underpins our continued belief in our successful operating model and growth strategy. Our company's proven ability to grow admissions while simultaneously improving quality, retaining high-caliber employees and becoming more efficient in our operations is the key to long-term success in today's healthcare environment."

Financial Results for the Six Months

  Net service revenue for the six months ended June 30, 2013, was $328.3 million, compared with $316.8 million for the same period in 2012.
  Net income attributable to LHC Group for the six months ended June 30, 2013, was $12.1 million, compared with $13.7 million for the same period in 2012.
  Diluted earnings per share was $0.71 for the six months ended June 30, 2013, compared with $0.74 for the same period in 2012.

Guidance

The Company is raising its full year 2013 fully diluted earnings per share guidance issued on March 6, 2013, to the range of $1.25 to $1.35 from the previous range of $1.10 to $1.30. The Company is also adjusting its full year 2013 net service revenue guidance to the range of $660 million to $670 million from the previous range of $660 million to $680 million. This guidance includes the impact of sequestration, as well as the impact on the fourth quarter of 2013 from the proposed rule for the Medicare Home Health Prospective Payment System for 2014. The guidance also includes the announced acquisitions of the home health service lines of Addus HomeCare Corp. and AseraCare Home Health. This guidance, however, does not take into account the impact of other future reimbursement changes, if any, future acquisitions or share repurchases, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call Thursday, August 8, 2013, at 11 a.m. Eastern time to discuss its second quarter 2013 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, August 15, 2013, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 99399036. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group Inc.

LHC Group Inc. is a national provider of post-acute care, providing quality, cost-effective health care to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and community-based service agencies in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	June 30,	Dec. 31,
	2013	2012

ASSETS
Current assets:
Cash	$7,046	$9,720
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $13,602 and $11,863, respectively	87,677	83,951
Other receivables	575	589
Amounts due from governmental entities	1,223	1,596
Total receivables, net	89,475	86,136
Deferred income taxes	9,898	7,671
Prepaid income taxes	3,912	7,436
Prepaid expenses	7,383	6,818
Other current assets	3,942	2,949
Total current assets	121,656	120,730
Property, building and equipment, net of accumulated depreciation of $37,558 and $34,331, respectively	30,062	29,531
Goodwill	190,258	169,150
Intangible assets, net of accumulated amortization of $3,263 and $2,985, respectively	63,535	62,042
Other assets	9,877	5,441
Total assets	$415,388	$386,894

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$20,249	$14,897
Salaries, wages and benefits payable	31,676	29,890
Self insurance reserve	6,261	5,444
Amounts due to governmental entities	4,174	4,979
Total current liabilities	62,360	55,210
Deferred income taxes	28,626	25,129
Income tax payable	3,415	3,415
Revolving credit facility	25,000	19,500
Note payable	567	–
Total liabilities	119,968	103,254
Noncontrolling interest- redeemable	11,826	11,426
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,763,097 and 21,578,772 shares issued in 2013 and 2012, respectively	217	216
Treasury stock – 4,688,693 and 4,653,039 shares at cost, respectively	(34,601)	(33,846)
Additional paid-in capital	101,865	100,619
Retained earnings	213,268	201,192
Total LHC Group Inc. stockholders' equity	280,749	268,181
Noncontrolling interest- non-redeemable	2,845	4,033
Total equity	283,594	272,214
Total liabilities and stockholders' equity	$415,388	$386,894

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net service revenue	$166,302	$158,055	$328,255	$316,816
Cost of service revenue	97,009	92,218	190,257	182,077
Gross margin	69,293	65,837	137,998	134,739
Provision for bad debts	3,208	2,647	7,125	5,408
General and administrative expenses	54,157	50,967	105,780	101,849
Operating income	11,928	12,223	25,093	27,482
Interest expense	(700)	(208)	(1,125)	(567)
Non-operating income (loss)	65	(51)	130	14
Income before income taxes and noncontrolling interest	11,293	11,964	24,098	26,929
Income tax expense	3,918	4,092	8,454	9,318
Net income	7,375	7,872	15,644	17,611
Less net income attributable to noncontrolling interest	1,585	1,909	3,568	3,907
Net income attributable to LHC Group, Inc.'s common stockholders	$5,790	$5,963	$12,076	$13,704

Earnings per share – basic:
Net income attributable to LHC Group, Inc.'s common stockholders	$0.34	$0.32	$0.71	$0.75

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$0.34	$0.32	$0.71	$0.74

Weighted average shares outstanding:
Basic	17,055,619	18,385,783	17,011,306	18,357,362
Diluted	17,127,017	18,423,258	17,088,463	18,396,453

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2013	2012
Operating activities
Net income	$15,644	$17,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,830	3,836
Provision for bad debts	7,125	5,408
Stock based compensation expense	1,895	2,387
Deferred income taxes	1,270	1,803
Loss on sale of assets	15	113
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(10,837)	(4,875)
Prepaid expenses and other assets	(1,519)	2,090
Prepaid income taxes	3,479	10,802
Accounts payable and accrued expenses	7,600	416
Net amounts due to/from governmental entities	(432)	132
Net cash provided by operating activities	28,070	39,723

Investing activities
Purchases of property, building, and equipment	(3,569)	(3,314)
Proceeds from sale of assets	–	23
Cash paid for acquisitions, primarily goodwill and intangible assets and advanced payment on acquisitions	(26,920)	(1,700)
Net cash used in investing activities	(30,489)	(4,991)

Financing activities
Proceeds from line of credit	55,000	66,446
Payments on line of credit	(49,500)	(92,957)
Proceeds from Employee stock purchase plan	392	407
Proceeds from debt issuance	567	–
Noncontrolling interest distributions	(4,352)	(4,452)
Excess tax benefits from vesting of restricted stock	11	–
Redemption of treasury shares	(755)	–
Purchase of additional controlling interest	(1,618)	(126)
Payments on repurchase of common stock	–	(4,001)
Sale of noncontrolling interest	–	80
Net cash provided by (used in) financing activities	(255)	(34,603)
Change in cash	(2,674)	129
Cash at beginning of period	9,720	256
Cash at end of period	$7,046	$385

Supplemental disclosures of cash flow information
Interest paid	$1,125	$567
Income taxes paid	$14,376	$8,203

LHC GROUP INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013			June 30, 2013
	Home-Based	Facility-Based		Home-Based	Facility-Based
	Services	Services	Total	Services	Services	Total
Net service revenue	$146,544	$19,758	$166,302	$288,531	$39,724	$328,255
Cost of service revenue	86,252	10,757	97,009	167,842	22,415	190,257
Provision for bad debts	2,868	340	3,208	6,145	980	7,125
General and administrative expenses	48,767	5,390	54,157	94,939	10,841	105,780
Operating income	8,657	3,271	11,928	19,605	5,488	25,093
Interest expense	(630)	(70)	(700)	(1,017)	(108)	(1,125)
Non-operating income	38	27	65	79	51	130
Income before income taxes and noncontrolling interest	8,065	3,228	11,293	18,667	5,431	24,098
Income tax expense	3,553	365	3,918	7,640	814	8,454
Net income	4,512	2,863	7,375	11,027	4,617	15,644
Less net income attributable to noncontrolling interest	1,216	369	1,585	2,815	753	3,568
Net income attributable to LHC Group Inc.'s common stockholders	$3,296	$2,494	$5,790	$8,212	$3,864	$12,076
Total assets	$378,687	$36,701	$415,388	$378,687	$36,701	$415,388

	Three Months Ended			Six Months Ended
	June 30, 2012			June 30, 2012
	Home-Based	Facility-Based		Home-Based	Facility-Based
	Services	Services	Total	Services	Services	Total
Net service revenue	$139,996	$18,059	$158,055	$279,591	$37,225	$316,816
Cost of service revenue	80,707	11,511	92,218	159,768	22,309	182,077
Provision for bad debts	2,334	313	2,647	4,957	451	5,408
General and administrative expenses	45,566	5,401	50,967	90,792	11,057	101,849
Operating income	11,389	834	12,223	24,074	3,408	27,482
Interest expense	(187)	(21)	(208)	(510)	(57)	(567)
Non-operating income (loss)	(50)	(1)	(51)	3	11	14
Income before income taxes and noncontrolling interest	11,152	812	11,964	23,567	3,362	26,929
Income tax expense	3,697	395	4,092	8,428	890	9,318
Net income	7,455	417	7,872	15,139	2,472	17,611
Less net income attributable to noncontrolling interest	1,826	83	1,909	3,518	389	3,907
Net income attributable to LHC Group Inc.'s common stockholders	$5,629	$334	$5,963	$11,621	$2,083	$13,704
Total assets	$348,788	$34,568	$383,356	$348,788	$34,568	$383,356

LHC GROUP INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Key Data:
Home-Based Services:
Home Health
Locations	251	244	251	244
Acquired	0	0	19	0
De novo	0	0	0	1
Total new admissions	30,796	26,498	61,010	54,194
Medicare new admissions	20,766	17,837	41,293	36,883
Average daily census	34,923	32,988	35,250	32,723
Average Medicare daily census	26,375	24,858	26,619	24,720
Medicare completed and billed episodes	44,579	42,480	87,387	83,767
Average Medicare case mix for completed and billed Medicare episodes	1.27	1.26	1.26	1.26
Average reimbursement per completed and billed Medicare episodes	$2,302	$2,352	$2,299	$2,350
Total visits	914,690	896,322	1,774,188	1,794,699
Total Medicare visits	684,387	653,053	1,338,183	1,311,619
Average visits per completed and billed Medicare episodes	15.4	15.4	15.3	15.7
Organic growth: (1)
Net revenue	-3.5%	-2.5%	-3.2%	-2.4%
Net Medicare revenue	-1.0%	-6.4%	-1.6%	-5.7%
Total new admissions	4.4%	6.3%	4.0%	6.0%
Medicare new admissions	4.7%	2.1%	3.9%	2.3%
Average daily census	-0.3%	-2.8%	1.0%	-4.1%
Average Medicare daily census	0.0%	-5.1%	0.9%	-6.1%
Medicare completed and billed episodes	0.4%	-4.6%	0.5%	-3.3%

Hospice
Locations	34	32	34	32
Acquired	1	0	2	0
Admissions	1,209	1,072	2,589	2,181
Average daily census	1,146	995	1,109	964
Patient days	104,303	90,564	200,688	175,528
Average revenue per patient day	$135	$138	$137	$138

Facility-Based Services:
Long-term Acute Care
Locations	9	9	9	9
Patient days	15,283	15,822	31,401	32,013
Average revenue per patient day	$1,203	$1,102	$1,198	$1,129

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com